News Release

Amkor Technology Reports Financial Results for the First Quarter 2019

First Quarter Highlights

•	First quarter net sales $895 million

•	Operating income $13 million

•	Net income ($23) million, earnings per diluted share ($0.10)

•	EBITDA $153 million

TEMPE, Ariz. - May 2, 2019 - Amkor Technology, Inc. (NASDAQ: AMKR), a leading provider of semiconductor packaging and test services, today announced financial results for the first quarter ended March 31, 2019.

"Our operating results for the first quarter exceeded expectations, with gross margin above the high end of our guidance," said Steve Kelley, Amkor's president and chief executive officer. "Better than expected gross profit and EBITDA were largely due to cost control efforts."

Results	Q1 2019	Q4 2018	Q1 2018
	($ in millions, except per share data)
Net sales	$895	$1,081	$1,025
Gross margin	13.5%	16.9%	15.4%
Operating income	$13	$75	$36
Net income attributable to Amkor (1)	($23)	$28	$10
Earnings per diluted share (1)	($0.10)	$0.12	$0.04
EBITDA (2)	$153	$219	$175

1) Q1 2019 net income includes a $15 million non-cash discrete income tax charge, or $0.06 per diluted share, to reduce the value of certain deferred tax assets. Q4 2018 net income includes a $17 million discrete income tax charge, or $0.07 per diluted share, driven by finalizing the accounting for U.S. tax reform.

2) EBITDA is a non-GAAP measure. The reconciliation to the comparable GAAP measure is included below under "Selected Operating Data."

"We delivered a solid quarter with operating income well above expectations," said Megan Faust, Amkor's corporate vice president and chief financial officer. "We also successfully refinanced $525 million of our senior notes, enabling greater financial flexibility for managing the business by extending maturities to 2027."

Net debt was approximately $800 million at March 31, 2019.

Business Outlook

"We expect second quarter 2019 revenue to be flat to the first quarter, reflecting a more stable market," said Kelley. "We plan to maintain our strong focus on cost and CapEx discipline."

Second quarter 2019 outlook (unless otherwise noted):

•	Net sales of $850 million to $930 million

•	Gross margin of 9% to 14%

•	Net income of ($59) million to ($10) million, or ($0.25) to ($0.04) per diluted share

•	Full year 2019 capital expenditures of approximately $475 million

Conference Call Information

Amkor will conduct a conference call on Thursday, May 2, 2019, at 5:00 p.m. Eastern Time. This call may include material information not included in this press release. This call is being webcast and can be accessed at Amkor's website: www.amkor.com. You may also access the call by dialing 1-877-645-6380 or 1-404-991-3911. A replay of the call will be made available at Amkor's website or by dialing 1-855-859-2056 or 1-404-537-3406 (conference ID 8289834). The webcast is also being distributed over NASDAQ OMX's investor distribution network to both institutional and individual investors. Institutional investors can access the call via NASDAQ OMX's password-protected event management site, Street Events (www.streetevents.com).

About Amkor Technology, Inc.

Amkor Technology, Inc. is one of the world’s largest providers of outsourced semiconductor packaging and test services. Founded in 1968, Amkor pioneered the outsourcing of IC packaging and test, and is now a strategic manufacturing partner for more than 250 of the world’s leading semiconductor companies, foundries and electronics OEMs. Amkor’s operational base includes production facilities, product development centers, and sales and support offices located in key electronics manufacturing regions in Asia, Europe and the USA. For more information, visit www.amkor.com.

Contact:

Vincent Keenan
Vice President, Investor Relations
480-786-7594
vincent.keenan@amkor.com

AMKOR TECHNOLOGY, INC.
Selected Operating Data

	Q1 2019	Q4 2018	Q1 2018
Net Sales Data:
Net sales (in millions):
Advanced products (1)	$422	$564	$476
Mainstream products (2)	473	517	549
Total net sales	$895	$1,081	$1,025

Packaging services	82%	84%	81%
Test services	18%	16%	19%

Net sales from top ten customers	66%	61%	69%

End Market Data:
Communications (smartphones, tablets, handheld devices)	38%	45%	42%
Automotive, industrial and other (driver assist, infotainment, safety, performance)	28%	25%	26%
Computing (datacenter, infrastructure, PC/laptop, storage)	20%	18%	19%
Consumer (set-top boxes, televisions, connected home, personal electronics, visual imaging)	14%	12%	13%
Total	100%	100%	100%

Gross Margin Data:
Net sales	100.0%	100.0%	100.0%
Cost of sales:
Materials	38.0%	38.8%	36.9%
Labor	17.4%	16.0%	17.5%
Other manufacturing	31.1%	28.3%	30.2%
Gross margin	13.5%	16.9%	15.4%

1) Advanced products include flip chip and wafer-level processing and related test services
2) Mainstream products include wirebond packaging and related test services

AMKOR TECHNOLOGY, INC.
Selected Operating Data

In the press release above we provide EBITDA, which is not defined by U.S. GAAP. We define EBITDA as net income before interest expense, income tax expense and depreciation and amortization. We believe EBITDA to be relevant and useful information to our investors because it provides additional information in assessing our financial operating results. Our management uses EBITDA in evaluating our operating performance, our ability to service debt and our ability to fund capital expenditures. However, EBITDA has certain limitations in that it does not reflect the impact of certain expenses on our consolidated statements of income, including interest expense, which is a necessary element of our costs because we have borrowed money in order to finance our operations, income tax expense, which is a necessary element of our costs because taxes are imposed by law, and depreciation and amortization, which is a necessary element of our costs because we use capital assets to generate income. EBITDA should be considered in addition to, and not as a substitute for, or superior to, operating income, net income or other measures of financial performance prepared in accordance with U.S. GAAP. Furthermore our definition of EBITDA may not be comparable to similarly titled measures reported by other companies. Below is our reconciliation of EBITDA to U.S. GAAP net income.

Non-GAAP Financial Measure Reconciliation:
	Q1 2019	Q4 2018	Q1 2018
	(in millions)
EBITDA Data:
Net income	$(23)	$29	$10
Plus: Interest expense	19	18	20
Plus: Income tax expense	21	29	2
Plus: Depreciation & amortization	136	143	143
EBITDA	$153	$219	$175

AMKOR TECHNOLOGY, INC.
CONSOLIDATED STATEMENTS OF INCOME
(Unaudited)

	For the Three Months Ended March 31,
	2019	2018
	(In thousands, except per share data)
Net sales	$894,964	$1,025,319
Cost of sales	774,203	867,548
Gross profit	120,761	157,771
Selling, general and administrative	71,587	80,723
Research and development	35,754	40,929
Total operating expenses	107,341	121,652
Operating income	13,420	36,119
Interest expense	19,273	20,011
Other (income) expense, net	(4,565)	3,432
Total other expense, net	14,708	23,443
Income (loss) before taxes	(1,288)	12,676
Income tax expense	21,380	2,481
Net income (loss)	(22,668)	10,195
Net income attributable to non-controlling interests	(211)	(651)
Net income (loss) attributable to Amkor	$(22,879)	$9,544

Net income (loss) attributable to Amkor per common share:
Basic	$(0.10)	$0.04
Diluted	$(0.10)	$0.04

Shares used in computing per common share amounts:
Basic	239,414	239,214
Diluted	239,414	239,816

AMKOR TECHNOLOGY, INC.
CONSOLIDATED BALANCE SHEETS
(Unaudited)

	March 31, 2019	December 31, 2018
	(In thousands)
ASSETS
Current assets:
Cash and cash equivalents	$1,055,402	$681,569
Restricted cash	2,589	2,589
Accounts receivable, net of allowances	684,914	724,456
Inventories	227,502	230,589
Other current assets	32,522	32,005
Total current assets	2,002,929	1,671,208
Property, plant and equipment, net	2,564,177	2,650,448
Operating lease right of use asset *	122,982	—
Goodwill	25,449	25,720
Restricted cash	2,929	3,893
Other assets	128,720	144,178
Total assets	$4,847,186	$4,495,447
LIABILITIES AND EQUITY
Current liabilities:
Short-term borrowings and current portion of long-term debt	$638,702	$114,579
Trade accounts payable	459,383	530,398
Capital expenditures payable	123,737	255,237
Accrued expenses	245,796	258,209
Total current liabilities	1,467,618	1,158,423
Long-term debt	1,215,262	1,217,732
Pension and severance obligations	181,826	184,321
Long-term operating lease liability *	73,876	—
Other non-current liabilities	76,022	79,071
Total liabilities	3,014,604	2,639,547

Stockholders’ equity:
Preferred stock	—	—
Common stock	285	285
Additional paid-in capital	1,911,179	1,909,425
Retained earnings	90,310	113,189
Accumulated other comprehensive income (loss)	21,456	23,812
Treasury stock	(216,219)	(216,171)
Total Amkor stockholders’ equity	1,807,011	1,830,540
Non-controlling interests in subsidiaries	25,571	25,360
Total equity	1,832,582	1,855,900
Total liabilities and equity	$4,847,186	$4,495,447

*Effective January 1, 2019, we adopted Accounting Standards Update (ASU) No. 2016-02, Leases (Topic 842). Upon adoption, we recorded a right-of-use asset and lease liability on our balance sheet. Prior period financial statements were not required to be adjusted for the effects of this new standard.

AMKOR TECHNOLOGY, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)

	For the Three Months Ended March 31,
	2019	2018
	(In thousands)
Cash flows from operating activities:
Net income (loss)	$(22,668)	$10,195
Depreciation and amortization	135,835	142,509
Other operating activities and non-cash items	15,928	(4,734)
Changes in assets and liabilities	(77,038)	(339)
Net cash provided by operating activities	52,057	147,631
Cash flows from investing activities:
Payments for property, plant and equipment	(203,216)	(230,603)
Proceeds from sale of property, plant and equipment	180	342
Proceeds from insurance recovery for property, plant and equipment	1,538	—
Other investing activities	(569)	656
Net cash used in investing activities	(202,067)	(229,605)
Cash flows from financing activities:
Proceeds from short-term debt	29,781	—
Payments of short-term debt	(10,588)	(17,352)
Proceeds from issuance of long-term debt	572,375	—
Payments of long-term debt	(63,636)	(6,220)
Payments of finance lease obligations	(1,376)	(808)
Other financing activities	(2,848)	455
Net cash provided by (used in) financing activities	523,708	(23,925)
Effect of exchange rate fluctuations on cash, cash equivalents and restricted cash	(829)	3,892
Net increase (decrease) in cash, cash equivalents and restricted cash	372,869	(102,007)
Cash, cash equivalents and restricted cash, beginning of period	688,051	602,851
Cash, cash equivalents and restricted cash, end of period	$1,060,920	$500,844

Forward-Looking Statement Disclaimer

This press release contains forward-looking statements within the meaning of federal securities laws. All statements other than statements of historical fact are considered forward-looking statements including all of the statements made under "Business Outlook" above. These forward-looking statements involve a number of risks, uncertainties, assumptions and other factors that could affect future results and cause actual results and events to differ materially from historical and expected results and those expressed or implied in the forward-looking statements, including, but not limited to, the following:

•	the highly unpredictable nature, cyclicality, and rate of growth of the semiconductor industry;

•	timing and volume of orders relative to production capacity and the inability to achieve high capacity utilization rates, control costs and improve profitability;

•
laws, rules, regulations and policies imposed by the U.S. or foreign governments in areas such as tariffs, customs, duties and other restrictive trade barriers, national security, data privacy and cybersecurity, antitrust and competition, tax, currency and banking, privacy, labor, environmental, health and safety, and in particular the recent increase in protectionist measures considered or adopted by the U.S. and foreign governments;

•
laws, rules, regulations and policies within China and other countries that may favor domestic companies over non-domestic companies, including customer or government supported efforts to promote the development and growth of local competitors;

•
volatility of consumer demand, double booking by customers and deterioration in forecasts from our customers for products incorporating our semiconductor packages, including any slowdown in demand or changes in customer forecasts for smartphones or other mobile devices and generally soft end market demand for electronic devices;

•	delays, lower manufacturing yields and supply constraints relating to wafers, particularly for advanced nodes and related technologies;

•	dependence on key customers, the impact of changes in our market share and prices for our services with those customers and the business and financial condition of those customers;

•
the performance of our business, interest rate fluctuations and other economic and market conditions, the cash needs and investment opportunities for the business, the need for additional capacity and facilities to service customer demand and the availability of cash flow from operations or financing;

•	the effect of the global economy on credit markets, financial institutions, customers, suppliers and consumers, including the uncertain macroeconomic environment;

•	the highly unpredictable nature and costs of litigation and other legal activities and the risk of adverse results of such matters and the impact of other legal proceedings;

•
changes in tax rates and taxes as a result of changes in U.S. or foreign tax law or the interpretations thereof (including the impact of recent U.S. tax reform), changes in our organizational structure, changes in the jurisdictions in which our income is determined to be earned and taxed, the outcome of tax reviews, audits and ruling requests, our ability to realize deferred tax assets and the expiration of tax holidays;

•	curtailment of outsourcing by our customers;

•	our substantial indebtedness and restrictive covenants;

•	failure to realize sufficient cash flow or access to other sources of liquidity to fund capital expenditures;

•	the effects of an economic slowdown in major economies worldwide;

•
disruptions in our business or deficiencies in our controls resulting from the integration of acquired operations, particularly J-Devices, or the implementation and security of, and changes to, our enterprise resource planning, factory shop floor systems and other management information systems;

•
there can be no assurance regarding when our new K5 factory and research and development center in Korea will be fully utilized, or that the actual scope, costs, timeline or benefits of the project will be consistent with our expectations;

•	economic effects of terrorist attacks, political instability, natural disasters and military conflict;

•	competition, competitive pricing and declines in average selling prices;

•	fluctuations in packaging and test manufacturing yields;

•	dependence on international operations and sales and fluctuations in foreign currency exchange rates, particularly in Japan and Korea;

•	dependence on raw material and equipment suppliers and changes in raw material and precious metal costs;

•	dependence on key personnel;

•	enforcement of and compliance with intellectual property rights; and

•	technological challenges.
Other important risk factors that could affect the outcome of the events set forth in these statements and that could affect our operating results and financial condition are discussed in the company's Annual Report on Form 10-K for the year ended December 31, 2018 and in the company's subsequent filings with the Securities and Exchange Commission made prior to or after the date hereof. Amkor undertakes no obligation to review or update any forward-looking statements to reflect events or circumstances occurring after the date of this press release.